UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 14, 2017

(Date of earliest event reported)

VERIZON COMMUNICATIONS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8606	23-2259884
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1095 Avenue of the Americas New York, New York		10036
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:    (212) 395-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Human Resources Committee (the “Committee”) of the Verizon Communications Inc. (“Verizon”) Board of Directors has approved a special equity award to John G. Stratton, Executive Vice President and President of Operations for purposes of retention. The award is 100% performance-based, and the final payout of the award is predicated on driving return on equity, which is linked to shareholder value creation. The award was granted on March 14, 2017, with a grant date fair value of approximately $6 million.

The special award was authorized by the Committee under the terms and conditions of the 2009 Verizon Communications Inc. Long-Term Incentive Plan, with 100% of the award opportunity in the form of performance stock units (“PSUs”). The PSUs represent shares of Verizon stock that may become payable after the completion of a three-year award period ending on March 13, 2020, provided that the pre-established performance criterion is achieved and Mr. Stratton remains actively employed throughout the award period. The percentage of PSUs granted that will vest at the end of the three-year award period will be determined based on Verizon’s average annual return on equity (“ROE”) during the three-year period beginning January 1, 2017 and ending December 31, 2019. No PSUs will vest unless Verizon’s three-year average ROE meets a minimum threshold percentage of 30%. If Verizon’s three-year average ROE meets the target percentage of 45%, 100% of the PSUs granted will vest. If Verizon’s three-year average ROE is at least 60%, a maximum of 150% of the PSUs granted will vest. If Verizon’s three-year average ROE is greater than 30% but less than 45%, the percentage of PSUs that will vest will be between 50% and 100% on an interpolated basis, and if Verizon’s three-year average ROE is greater than 45% but less than 60%, the percentage of PSUs that will vest will be between 100% and 150% on an interpolated basis.

The PSUs that vest at the end of the three-year award period ending March 13, 2020, including accrued dividends on the vested portion of the grant, will be settled in shares of Verizon stock. The award agreement requires Mr. Stratton to hold such shares (net of withholding taxes) for at least one year following the vesting date unless he dies or becomes disabled.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Verizon Communications Inc.
(Registrant)

Date: March 20, 2017	/s/ William L. Horton, Jr.
William L. Horton, Jr.
Senior Vice President, Deputy General Counsel and Corporate Secretary